Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.

Austin, Texas

We hereby consent to the inclusion in this Registration Statement on Form S-8 pertaining to the 2018 Equity Incentive Plan and 2018 Employee Stock Option Plan of Genprex, Inc. of our reports dated March 30, 2022 relating to the financial statements of Genprex, Inc. for the years ended December 31, 2021 and 2020.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

August 15, 2022